Profile: Key Statistics: (Data as of 12.31.18) S&T Bancorp, Inc. is a $7.3 billion financial holding company headquartered in Indiana, PA, located Stock Price $37.84 Total Assets (in $ millions) $7,252 about 55 miles northeast of Pittsburgh, PA. Market Cap (in $ billions) $1.3 Common BV/Share $26.98 Founded in 1902 with a single location in Dividend Yield (annualized) 2.85% Indiana, PA, S&T Bancorp, Inc. has Tangible BV/Share (non-GAAP) $18.63 Price/Earnings (LTM) 12.6 expanded to five markets including Western PA, Central PA, Northeast OH, Central OH and Upstate NY. S&T provides a full range of financial services to individuals and businesses in PA and Northeast OH and has loan production offices in Central OH and Upstate NY. Investment Thesis: S&T Operates in • Above peer performance Five Markets • Demonstrated expense discipline and efficiency • Organic growth • Strategic and effective mergers and expansion • Stable markets with     long term oil and gas benefit • Sound asset quality • The Right Size Recent Mergers and Expansions: November 16, 2016 March 4, 2015 S&T Bank loan production office opens S&T Bancorp merges with Integrity on North Shore Pittsburgh in Western Bancshares in Central PA, adding PA. 8 offices, $789 million in loans, and $722 million in deposits. November 1, 2016 S&T Bank branch relocates to expanded January 21, 2014 facility in Northeast OH. S&T Bank loan production office opens to service Central OH March 23, 2015 S&T Bank loan production office opens to service Upstate NY.

S&T Bancorp Inc.

STBA
Nasdaq Listed

Senior Management:

Todd D. Brice
Chief Executive Officer

David G. Antolik
President and Chief Lending Officer

Mark Kochvar
Chief Financial Officer

David P. Ruddock
Chief Operating Officer

Rebecca A. Stapleton
Chief Banking Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.com

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2019.

Boenning & Scattergood
Matthew Schultheis • 610.832.5290
mschultheis@boenninginc.com

DA Davidson
Russell Gunther • 212.223.5403
rgunther@dadco.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Piper Jaffray
Matthew Breese • 617.654.0728
matthew.m.breese@pjc.com

Raymond James
Daniel Cardenas • 312.655.2986
daniel.cardenas@raymondjames.com

Financial Highlights:

	2018	2017	2017 Excludes DTA[1]	2016	2015
Net Income (in $ thousands)	$105,334	$72,968	*$86,401*	$71,392	$67,081
Diluted Earnings per Share	$3.01	$2.09	*$2.47*	$2.05	$1.98
Dividends Declared per Share	$0.99	$0.82		$0.77	$0.73
Total Assets (in $ millions)	$7,252	$7,060		$6,943	$6,318
Total Loans (in $ millions)	$5,949	$5,766		$5,615	$5,063
Total Deposits (in $ millions)	$5,674	$5,428		$5,272	$4,877
Return on Average Assets	1.50%	1.03%	*1.22%*	1.08%	1.13%
Return on Average Equity	11.60%	8.37%	*9.90%*	8.67%	8.94%
Return on Tangible Equity (non-GAAP)	17.14%	12.77%	*15.08%*	13.71%	14.39%
Net Interest Margin (FTE) (non-GAAP)	3.64%	3.56%		3.47%	3.56%
Nonperforming Assets/ Loans + OREO	0.83%	0.42%		0.77%	0.71%
Allowance for Loan Losses/ Total Loans	1.03%	0.98%		0.94%	0.96%
Net Loan Charge-offs / Average Loans	0.18%	0.18%		0.25%	0.22%
Risk-based Capital - Total	13.21%	12.55%		11.86%	11.60%
Tangible Common Equity/ Tangible Assets (non-GAAP)	9.28%	8.72%		8.23%	8.24%

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 12.31.18)

	1 YR	3 YR	5 YR	10 YR
STBA	(2.66)%	9.76%	11.16%	3.55%
S&P 600 Bank	(10.25)%	9.13%	7.55%	7.05%
NASDAQ Bank	(16.09)%	6.84%	6.85%	7.19%
S&P 500	(4.37)%	9.24%	8.48%	13.10%

Source: Bloomberg

[1] These are non-GAAP numbers that adjust for the effects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in 2017.

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-K filed with the Securities and Exchange Commission and any subsequently filed reports containing updates to these risks. Any such forward-looking statement or other information herein speaks only as of the particular dates referenced or the date such information or statement is made, and S&T undertakes no obligation to update any such information.

This document also contains or references, certain non-GAAP financial measures. Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.